Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

State or Country
Name of Subsidiary	of Incorporation
(CA) Ads, LLC	Delaware
(CA) CHC LP	Delaware
24 HR TX (TX) Limited Partnership	Delaware
24 HR-TX (MD) Business Trust	Maryland
24 HR-TX GP (TX) QRS 12-66, Inc.	Delaware
308 Route 38 LLC	Delaware
308 Route 38, Inc.	Delaware
50 Rock Partners	New York
ABI (TX) Limited Partnership	Delaware
ABI GP (TX) LLC	Delaware
AFD (MN) LLC	Delaware
Alpena Franchise Corp.	Michigan
Alpena License Corp.	Michigan
Amln Landlord LLC	Delaware
ANTH WPC (CA) LLC	Delaware
AW WPC (KY) LLC	Delaware
AZO Driver (DE) LLC	Delaware
AZO Mechanic (DE) LLC	Delaware
AZO Navigator (DE) LLC	Delaware
AZO Valet (DE) LLC	Delaware
AZO-A L.P.	Delaware
AZO-B L.P.	Delaware
AZO-C L.P.	Delaware
AZO-D L.P.	Delaware
Bill CD LLC	Delaware
Bone (DE) LLC	Delaware
Bone Manager, Inc.	Delaware
BRI (MN) LLC	Delaware
Broomfield Properties Corp.	Colorado
Bud Limited Liability Company	Tennessee
Build (CA) QRS 12-24, Inc.	California
Call LLC	Delaware
Carey Asset Management Corp.	Delaware
Carey Financial, LLC	Delaware
Carey Management LLC	Delaware
Carey Management Services, Inc.	Delaware
Carey Norcross, L.L.C.	Delaware
Carey Property Advisors	Pennsylvania
Corporate Property Associates, Inc.	Delaware
Carey REIT II, Inc.	Maryland
Carey Storage ACES GP LLC	Texas
Carey Storage Asset Management LLC	Delaware
Carey Storage I (CA) Rohnert LLC	Delaware
Carey Storage I (FL) Bull Run LLC	Delaware
Carey Storage I (GA) Ameristor LLC	Delaware
Carey Storage I (GA) Store House LLC	Delaware
Carey Storage I (MA) LLC	Delaware
Carey Storage I (OH) Armor LLC	Delaware
Carey Storage I (TX) Aces LLC	Delaware

State or Country
Name of Subsidiary	of Incorporation
Carey Storage I (TX) Beltline LP	Texas
Carey Storage I (TX) Tarrant LP	Texas
Carey Storage Management LLC	Delaware
Carey Storage Mezzanine I LLC	Delaware
Carey Storage Opportunity Fund I LLC	Delaware
Carey Storage Participation LLC	Delaware
Carey Technology Properties II LLC	Delaware
Carlog 1 SARL	France
Carlog 2 SARL	France
Carlog SCI	France
CCARE (Multi) Limited Partnership	Delaware
CCARE (Multi) LP QRS 9-1, Inc.	Delaware
CD Corp-5, Inc.	Delaware
CD UP LP	Delaware
CDC Paying Agent LLC	Delaware
Chkfree WPC Member (GA) LLC	Delaware
Citrus Heights (CA) GP, LLC	Delaware
Comquest West (AZ) 11-68, Inc.	Delaware
Consys-9 (SC) LLC	Delaware
Corporate Property Associates 4-A	California
California Limited Partnership
Corporate Property Associates 6-A	California
California Limited Partnership
Corporate Property Associates 9,L.P.,-A	Delaware
Delaware Limited Partnership
Corporate Property Associates	California
CPA Paper, Inc.	Delaware
Cross LLC	Georgia
DP WPC (TX) LLC	Delaware
Drayton Plains (MI), LLC	Delaware
Emerald Development Company, Inc.	Delaware
Faur WPC (OH) LLC	Delaware
Fifth Rock Limited Partnership	New York
Fly CD, LLC	Delaware
Food WPC (MI) LLC	Delaware
Forge River (TX) LP	Delaware
Forge River GP (TX) WPC, INC.	Delaware
H2 Lender WPC LLC	Delaware
Hibbett (AL) 11-41, Inc.	Delaware
HLWG Two Lender SARL	Luxembourg
Illkinvest SAS	France
Jamesinvest SPRL	Netherlands
Keystone Capital Company, Inc.	Washington
Livho, Inc.	Delaware
Map Invest 1 SARL	France

State or Country
Name of Subsidiary	of Incorporation
Map Invest 2 SARL	France
Map Invest SCI	France
Map Invest SPRL	Belgium
Mauritius International I LLC	Delaware
Olimpia Investments Sp. z o.o.	Poland
Paper Limited Liability Company	Delaware
Phone (LA), LLC	Delaware
Phone Managing Member, LLC	Delaware
Pilbara Investments Limited	Cyprus
Polkinvest Sprl	Belgium
QRS 10-18 (FL), LLC	Delaware
QRS 11-12 (FL), LLC	Delaware
QRS 11-14 (NC), LLC	Delaware
QRS 11-2 (AR), LLC	Delaware
QRS 11-41 (AL), LLC	Delaware
Quest-US West (AZ) QRS 11-68, LLC	Delaware
Randolph/Clinton Limited Partnership	Delaware
Rush It LLC	Delaware
Schobi (Ger-Pol) LLC	Delaware
SPEC (CA) QRS 12-20, Inc.	California
Storage 1 (CT) LLC	Delaware
Telegraph (MO) LLC	Delaware
Telegraph Manager (MO) WPC, Inc.	Delaware
Three Aircraft Seats (DE) LP	Delaware
Three Cabin Seats (DE) LLC	Delaware
Torrey Pines Limited Partnership	California
Torrey Pines, LLC	Delaware
Tours Invest SAS	France
UP CD LLC	Delaware
Venice (CA) LP	Delaware
W. P. Carey Holdings, LLC	Delaware
W. P. Carey & Co. B.V.	Netherlands
W. P. Carey & Co. Limited	United Kingdom
W. P. Carey & Co. (UK) LLC	Delaware
W. P. Carey International LLC	Delaware
Wals (IN) LLC	Delaware
WPCI Holdings II LLC	Delaware
WPCI Holdings LLC	Delaware